Exhibit 22.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in previously filed Registration Statement Nos. 333-110732, 333-104365 and 333-99167 on Form S-8 and Registration Statement Nos. 333-112362, 333-117978, 333-107497, 333-102697 and 333-128994 on Form SB-2 of our report, dated November 28, 2005, which report includes an explanatory paragraph as to an uncertainty with respect to the Company's ability to continue as a going concern, appearing in this Annual Report on Form 10-KSB of Titan Global Holdings, Inc. for the year ended August 31, 2005.

Boston, Massachusetts
December 14, 2005